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                                [LETTERHEAD]

                                                                    Exhibit 5.1


                                    February 17, 2000


Nanogen, Inc,
10398 Pacific Center Court
San Diego, California 94121

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     We are acting as counsel for Nanogen, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 2,875,000 shares of common stock, par value $0.001 per share (the "common stock"), of the Company. Of these shares, 2,645,355 shares, all which are authorized but heretofore unissued shares, are to be offered and sold by the Company (including 145,355 shares subject to the underwriters' over-allotment option). The remaining 229,645 shares subject to the underwriters' over-allotment option may be sold by selling stockholders and are duly authorized, legally issued, fully paid and nonassessable shares. In this regard we have participated in the preparation of the Registration Statement on Form S-3 (Registration No. 333-_____) relating to such 2,875,000 shares of common stock. (Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Securities Act (a "Rule 462(b) registration statement") is herein referred to as the "Registration Statement.")

     We are of the opinion that the shares of common stock to be offered and sold by the Company (including any shares of common stock registered pursuant to a Rule 462(b) registration statement) have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the solutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable.


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Nanogen, Inc.
February 17, 2000
Page 2


     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                       Very truly yours,

                                     /s/ Pillsbury Madison & Sutro LLP